IntraLinks Announces Fourth Quarter and Full Year 2011 Results

NEW YORK, NY – February 27, 2012 – IntraLinks Holdings, Inc. (NYSE: IL), a leading provider of critical information exchange solutions, today announced results for its fourth quarter and full year 2011.

“I am excited to have recently joined IntraLinks to lead the company in its next stage of growth,” said Ron Hovsepian, IntraLinks’ President and CEO. “In the short time I have been with the company, I have confirmed that IntraLinks has a robust technology platform, a leadership position in several markets and a compelling market opportunity. In addition, I believe our strong financial position and positive cash flow enable us to increase investments in the business that are focused on accelerating long-term revenue growth and creating shareholder value.”

Fourth Quarter 2011

Total revenue was $52.9 million, compared to $52.1 million for the corresponding quarter last year.

•	Enterprise revenue was $23.5 million, compared to $23.0 million for the corresponding quarter last year.
•	M&A revenue was $21.0 million, compared to $20.0 million for the corresponding quarter last year.
•	DCM revenue was $8.4 million, compared to $9.1 million for the corresponding quarter last year.

GAAP gross margin was 73.2%, compared to 75.9% for the corresponding quarter last year. Non-GAAP gross margin was 79.6%, compared to 82.4% for the corresponding quarter last year.

GAAP operating income was $2.4 million, compared to $6.3 million for the corresponding quarter last year. Non-GAAP adjusted operating income was $11.5 million, compared to $15.0 million for the corresponding quarter last year.

GAAP net loss was ($2.5) million, compared to a GAAP net income of $1.0 million for the corresponding quarter last year. GAAP net loss per share for the fourth quarter was ($0.05) on the basis of 54,096,215 shares outstanding. In the prior year comparable period, diluted GAAP net income per share was $0.02 on the basis of 51,797,179 shares outstanding.

Non-GAAP adjusted net income was $5.7 million, compared to $7.4 million for the corresponding quarter last year. Non-GAAP adjusted net income per share was $0.11 on the basis of 54,617,121 shares outstanding. In the corresponding quarter for the prior year, non-GAAP net income per share was $0.14 on the basis of 53,361,489 shares outstanding. Shares outstanding for the prior period are on a pro forma basis, assuming that the conversion of outstanding preferred stock to common stock and the initial and follow-on offerings of common stock occurred at the beginning of the period.

Non-GAAP adjusted EBITDA was $16.1 million, compared to $19.9 million for the corresponding quarter last year.

Cash flow from operations was $19.6 million, compared to $19.6 million in the corresponding quarter last year.

Full Year 2011

Total revenue was $213.5 million, compared to $184.3 million in the prior year.

•	Enterprise revenue was $94.5 million, compared to $82.8 million last year
•	M&A revenue was $83.8 million, compared to $68.6 million last year
•	DCM revenue was $34.6 million, compared to $32.9 million last year
•	Other revenue of $0.6 million consisted of an insurance recovery for actual lost revenue under a business interruption policy.

GAAP operating income was $8.9 million, compared to $11.2 million in the prior year. Non-GAAP adjusted operating income was $46.3 million, compared to $45.6 million in the prior year.

GAAP net loss was ($1.2) million, compared to a GAAP net loss of ($12.4) million in the prior year. GAAP net loss per share for the year was ($0.02) on the basis of 53,381,655 shares outstanding. In the prior year comparable period, GAAP net loss per share was ($0.58) on the basis of 21,310,284 shares outstanding.

Non-GAAP adjusted net income of $23.5 million, compared to $13.7 million last year.  Non-GAAP adjusted net income per share was $0.43 on the basis of 54,463,080 shares outstanding. In the corresponding period for the prior year, non-GAAP net income per share was $0.26 on the basis of 52,953,642 shares outstanding. Shares outstanding for the prior period are on a pro forma basis, assuming that the conversion of outstanding preferred stock to common stock and the initial and follow-on offerings of common stock occurred at the beginning of the period.

Non-GAAP adjusted EBITDA was $66.3 million, compared to non-GAAP adjusted EBITDA of $62.6 million in the prior year.

Cash flow from operations was $54.7 million, compared to $35.6 million in the prior year.

Deferred revenue on the balance sheet at December 31, 2011 was $40.3 million, compared to $38.0 million at the end of 2010.

First Quarter 2012 Revenue Guidance

IntraLinks anticipates revenue for the first quarter of 2012 to be in the range of $46 million to $49 million.

Quarterly Conference Call

IntraLinks will host a conference call today at 5:00 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year 2011 financial results, insights into 2012 and other corporate developments. To access this call, dial 866-524-3160 (domestic) or 412-317-6760 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the IntraLinks website at www.intralinks.com/ir.  In conjunction with this call, there will also be accompanying slides with supplemental information available at the same website location.

Following the conference call, a replay will be available until March 5, 2012, at877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 10009371. An archived webcast of this conference call will also be available on the investor relations section on the IntraLinks website at www.intralinks.com/ir.

About IntraLinks

IntraLinks (NYSE: IL) is a leading global provider of Software-as-a-Service solutions for securely managing content, exchanging critical business information and collaborating within and among organizations. More than 1 million professionals in industries including financial services, pharmaceutical, biotechnology, consumer, energy, industrial, legal, insurance, real estate and technology, as well as government agencies, have utilized IntraLinks' easy-to-use, cloud-based solutions. IntraLinks users can accelerate information-intensive business processes and workflows, meet regulatory and risk management requirements and collaborate with customers, partners and counterparties in a secure, auditable and compliant manner. Professionals at more than 800 of the Fortune 1000 companies have used IntraLinks’ solutions. For more information, visit www.intralinks.com or http://blog.intralinks.com. You can also follow IntraLinks on Twitter at http://twitter.com/intralinks and Facebook at www.facebook.com/IntraLinks.

Non-GAAP Financial Measures

The Press Release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”), including non-GAAP gross profit and gross margin, non-GAAP adjusted operating income and margin, non-GAAP adjusted net income, non-GAAP adjusted net income per share, and non-GAAP adjusted EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

•	Non-GAAP gross margin represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense and (2) amortization of intangible assets.
•	Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets, and (3) costs related to public stock offerings.
•	Non-GAAP adjusted net income represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets, (3) costs related to public stock offerings, and (4) costs related to debt repayments. Non-GAAP adjusted net income is calculated using an estimated long-term effective tax rate.
•	Non-GAAP net income per share represents non-GAAP adjusted net income defined above divided by shares outstanding. Shares outstanding for the prior period are on a pro forma basis, assuming that the conversion of outstanding preferred stock to common stock and the initial and follow-on offerings of common stock occurred at the beginning of the period.
•	Non-GAAP adjusted EBITDA represents net income (loss) adjusted to exclude (1) interest expense, net of interest income, (2) income tax provision (benefit), (3) depreciation and amortization, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) amortization of debt issuance costs, (7) loss on extinguishment of our debt, (8) other expense (income), net and (9) costs related to public stock offerings.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance and manage the cash needs of our business.  Additionally, management believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period to-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets, interest expense and fair value adjustments to the interest rate swap. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry, the majority of which are not highly leveraged and do not have comparable amortization costs related to intangible assets. However, non-GAAP gross margin, non-GAAP adjusted operating income, non-GAAP adjusted net income, non-GAAP adjusted net income per share and non-GAAP adjusted EBITDA are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered as alternatives to gross margin, operating income, net income (loss), and cash flows provided by operations as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the Press Release.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow; periodic fluctuations in our operating results; risks related to our substantial debt balances; our ability to maintain the security and integrity of our systems; our ability to increase our penetration in our principal existing markets and expand into additional markets; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy including tax regulations. Further information on these and other factors that could affect our financial results is contained in our public filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K for the year-ended December 31, 2010 and subsequent reports. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IntraLinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

IntraLinks and the IntraLinks logo are registered trademarks of IntraLinks Holdings, Inc. All rights reserved.

Investor Contact:

David Roy

IntraLinks Holdings, Inc.

212-342-7690

droy@intralinks.com

Media Contact:

Anthony Piniella

IntraLinks Holdings, Inc.

212-342-7508

apiniella@intralinks.com

IntraLinks | 150 East 42nd Street | New York, NY 10017 | + 1 212 342 7684 | Fax +1 212 208 2600

INTRALINKS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and per Share Data)

(unaudited)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$46,694	$50,467
Accounts receivable, net of allowances of $2,149 and $2,418, respectively	38,895	37,137
Investments	36,120	-
Deferred taxes	12,711	18,264
Prepaid expenses	4,238	5,916
Other current assets	4,567	2,457
Total current assets	143,225	114,241
Fixed assets, net	7,635	8,075
Capitalized software, net	30,287	25,676
Goodwill	215,478	215,478
Other intangibles, net	132,233	160,863
Other assets	1,483	2,022
Total assets	$530,341	$526,355
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,934	$4,191
Accrued expenses and other current liabilities	19,846	22,444
Deferred revenue	40,309	38,043
Total current liabilities	65,089	64,678
Long term debt	91,164	125,886
Deferred taxes	39,384	46,103
Other long term liabilities	2,874	2,244
Total liabilities	198,511	238,911
Stockholders' equity:
Undesignated Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2011 and December 31, 2010	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 54,248,178 and 52,387,374 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively	54	52
Additional paid-in capital	411,781	365,962
Accumulated deficit	(80,056)	(78,813)
Accumulated other comprehensive income	51	243
Total stockholders' equity	331,830	287,444
Total liabilities and stockholders' equity	$530,341	$526,355

INTRALINKS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Share and per Share Data)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue	$52,935	$52,118	$212,890	$184,332
Other revenue	-	-	614	-
Total revenue	52,935	52,118	213,504	184,332
Cost of revenue	14,193	12,549	56,385	47,496
Gross profit	38,742	39,569	157,119	136,836
Operating expenses:
Product development	3,887	4,179	18,579	17,953
Sales and marketing	21,411	20,995	88,872	79,251
General and administrative	11,073	8,096	40,808	28,435
Total operating expenses	36,371	33,270	148,259	125,639
Income from operations	2,371	6,299	8,860	11,197
Interest expense, net	2,499	4,725	10,645	24,724
Amortization of debt issuance costs	214	1,059	1,369	3,084
Loss on extinguishment of debt	-	-	-	4,974
Other income, net	(576)	(1,515)	(3,123)	(2,722)
Net income (loss) before income tax	234	2,030	(31)	(18,863)
Income tax provision (benefit)	2,731	1,012	1,212	(6,427)
Net (loss) income	$(2,497)	$1,018	$(1,243)	$(12,436)

Net (loss) income per common share
Basic	$(0.05)	$0.02	$(0.02)	$(0.58)
Diluted	$(0.05)	$0.02	$(0.02)	$(0.58)

Weighted average number of shares used in
calculating net (loss) income per share
Basic	54,096,215	50,083,596	53,381,655	21,310,284
Diluted	54,096,215	51,797,179	53,381,655	21,310,284

INTRALINKS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(unaudited)

	Years Ended December 31,
	2011	2010

Net loss	$(1,243)	$(12,436)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,999	16,982
Stock-based compensation expense	8,708	4,215
Amortization of intangible assets	28,630	28,741
Amortization of deferred costs	1,472	3,084
Provision for bad debts and customer credits	931	508
Loss (gain) on disposal of fixed assets	228	(224)
Change in deferred taxes	(1,166)	(7,901)
Gain on interest rate swap	(4,193)	(2,778)
Currency remeasurement gain	(318)	-
Loss on extinguishment of debt	-	4,974
Non-cash interest expense	-	5,648
Changes in operating assets and liabilities:
Accounts receivable	(2,692)	(11,662)
Prepaid expenses and other current assets	(1,804)	(2,479)
Other assets	1,092	(558)
Accounts payable	765	(4,673)
Accrued expenses and other liabilities	1,928	2,728
Deferred revenue	2,389	11,395
Net cash provided by operating activities	54,726	35,564
Cash flows from investing activities:
Capital expenditures	(5,115)	(6,863)
Capitalized software development costs	(18,718)	(16,128)
Purchase of short-term investments	(40,120)	(4,320)
Sale and maturity of short-term investments	4,000	7,770
Net cash used in investing activities	(59,953)	(19,541)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,374	306
Proceeds from issuance of common stock	1,251	210
Offering costs paid in connection with initial public offering and follow-on offerings	(517)	(2,365)
Capital lease payments	-	(27)
Payment of financing costs	-	(1,663)
Proceeds from follow-on offering, net of underwriting discounts and commissions	35,003	182,838
Repayments of outstanding principal on long-term debt	(35,656)	(171,456)
Prepayment penalty on PIK loan	-	(4,092)
Net cash provided by financing activities	1,455	3,751
Effect of foreign exchange rate changes on cash and cash equivalents	(1)	212
Net (decrease) increase in cash and cash equivalents	(3,773)	19,986
Cash and cash equivalents at beginning of period	50,467	30,481
Cash and cash equivalents at end of period	$46,694	$50,467

INTRALINKS HOLDINGS, INC.

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

(In Thousands)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Gross profit	$38,742	$39,569	$157,119	$136,836
Gross margin	73.2%	75.9%	73.6%	74.2%

Cost of revenue - stock based compensation expense	92	41	310	105
Cost of revenue - amortization of intangible assets	3,310	3,310	13,237	13,237
Non-GAAP gross profit	$42,144	$42,920	$170,666	$150,178

Non-GAAP gross margin	79.6%	82.4%	79.9%	81.5%

Income from operations	$2,371	$6,299	$8,860	$11,197
Stock-based compensation expense	1,943	1,369	8,708	4,215
Amortization of intangible assets	7,158	7,158	28,630	28,741
Costs related to public stock offerings	-	195	57	1,416
Non-GAAP adjusted operating income	$11,472	$15,021	$46,255	$45,569

Net income (loss) before income tax	$234	$2,030	$(31)	$(18,863)
Stock-based compensation expense	1,943	1,369	8,708	4,215
Amortization of intangible assets	7,158	7,158	28,630	28,741
Costs related to public stock offerings	-	195	57	1,416
Costs related to debt repayments	-	1,402	-	7,011
Non-GAAP net income before income tax	9,335	12,154	37,364	22,520
Non-GAAP income tax provision	3,594	4,740	13,825	8,783
Non-GAAP adjusted net income	$5,741	$7,414	$23,539	$13,737

Net (loss) income	$(2,497)	$1,018	$(1,243)	$(12,436)
Interest expense, net	2,499	4,725	10,645	24,724
Income tax provision (benefit)	2,731	1,012	1,212	(6,427)
Depreciation and amortization	4,598	4,844	19,999	16,982
Amortization of intangible assets	7,158	7,158	28,630	28,741
Stock-based compensation expense	1,943	1,369	8,708	4,215
Amortization of debt issuance costs	214	1,059	1,369	3,084
Loss on extinguishment of debt	-	-	-	4,974
Other income, net	(576)	(1,515)	(3,123)	(2,722)
Costs related to public stock offerings	-	195	57	1,416
Non-GAAP adjusted EBITDA	$16,070	$19,865	$66,254	$62,551

Non-GAAP adjusted EBITDA margin	30.4%	38.1%	31.0%	33.9%

Cash flow provided by operations	$19,611	$19,592	$54,726	$35,564
Capital expenditures	(4,900)	(3,971)	(23,833)	(22,991)
Free cash flow	$14,711	$15,621	$30,893	$12,573